As filed with the Securities and Exchange Commission on June 3, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI Consulting, Inc.

(Exact name of registrant as specified in its charter)

Maryland	52-1261113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1101 K Street NW Washington, D.C.	20005
(Address of Principal Executive Offices)	(Zip Code)

FTI CONSULTING, INC. 2009 OMNIBUS INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective as of June 3, 2015)

(Full title of the plan)

Steven H. Gunby

President and Chief Executive Officer

FTI Consulting, Inc.

1101 K Street NW

Washington, D.C. 20005

(202) 312-9100

(Name and Address, including Zip Code, and

Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,450,000 Shares	$39.60	$57,420,000	$6,672.20

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of The FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (Amended and Restated Effective as of June 3, 2015) as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Calculated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 28, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by FTI Consulting, Inc., a Maryland corporation (the “Company” or the “Registrant”), to register an additional 1,450,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), issuable under the FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (Amended and Restated Effective as of June 3, 2015) (the “Plan”). The Board of Directors of the Company approved the Plan on April 16, 2015, subject to the approval of the stockholders of the Company at the annual meeting of stockholders held on June 3, 2015. On June 3, 2015, the Plan was approved by the Company’s stockholders at the annual meeting.

In accordance with General Instruction E to Form S-8, the contents of the Company’s (i) Registration Statement on Form S-8 registering 4,500,000 shares of Common Stock issuable under the Plan and previously filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2010 (File No. 333-167283) and (ii) Registration Statement on Form S-8 registering 1,500,000 shares of Common Stock issuable under the Plan and previously filed with the SEC on June 6, 2006 (File No. 333-134790) are hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth therein or herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 24, 2015;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed with the SEC on April 30, 2015;

(3)	The Registrant’s Current Report on Form 8-K dated January 19, 2015 filed with the SEC on January 20, 2015, and Current Report on Form 8-K dated January 20, 2015 filed with the SEC on January 20, 2015;

(4)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed with the SEC on April 30, 1996, and all amendments or reports filed for the purpose of updating such description; and

(5)	All of the other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act filed with the SEC since the year ended December 31, 2014.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Heather Klink, Acting General Counsel of the Registrant, is passing on certain legal matters regarding the shares of Common Stock being registered pursuant to this Registration Statement. Ms. Klink is a full-time employee of the Registrant, owns shares of Common Stock of the Registrant, and is eligible to participate in various stock-based employee benefit plans, including the Plan.

Item 8.	Exhibits.

The exhibits listed in the Exhibit Index are filed herewith or incorporated herein by reference to other filings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on this 3rd day of June, 2015.

FTI CONSULTING, INC.

By:	/S/ STEVEN H. GUNBY
Steven H. Gunby President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS that Heather Klink has been appointed the true and lawful attorney-in-fact and agent of the persons identified below, with full power of substitution and resubstitution, for her or in her name, place and stead, in any and all capacities to sign any and all amendments, supplements or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 3, 2015.

SIGNATURE	TITLE

/S/ STEVEN H. GUNBY Steven H. Gunby	President and Chief Executive Officer and a Director (Principal Executive Officer)

/S/ DAVID M. JOHNSON David M. Johnson	Chief Financial Officer (Principal Financial Officer)

/S/ CATHERINE M. FREEMAN Catherine M. Freeman	Senior Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/S/ GERARD E. HOLTHAUS Gerard E. Holthaus	Director and Chairman of the Board

/S/ BRENDA J. BACON Brenda J. Bacon	Director

/S/ MARK S. BARTLETT Mark S. Bartlett	Director

/S/ CLAUDIO COSTAMAGNA Claudio Costamagna	Director

/S/ JAMES W. CROWNOVER James W. Crownover	Director

/S/ VERNON ELLIS Vernon Ellis	Director

/S/ NICHOLAS C. FANANDAKIS Nicholas C. Fanandakis	Director

Exhibit Index

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of FTI Consulting, Inc., as amended and restated. (Filed with the SEC on May 23, 2003 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 21, 2003 and incorporated herein by reference.)

4.2	Articles of Amendment of FTI Consulting, Inc. (Filed with the SEC on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.3	Amended and Restated Bylaws of FTI Consulting, Inc., Adopted June 1, 2011. (Filed with the SEC on June 2, 2011 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated June 1, 2011 and incorporated herein by reference.)

4.4	Amendment No. 1 to Amended and Restated Bylaws of FTI Consulting, Inc. (Filed with the Securities and Exchange Commission on December 16, 2013 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated December 13, 2013 and incorporated herein by reference.)

4.5	Amendment No. 2 to Amended and Restated Bylaws of FTI Consulting, Inc. (Filed with the SEC on September 22, 2014 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated September 17, 2014 and incorporated herein by reference.)

5.1*	Opinion of In-House Acting General Counsel of FTI Consulting, Inc.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of In-House Acting General Counsel (set forth in her opinion filed herewith as Exhibit 5.1).

24.1*	Powers of Attorney (included as part of the signature page to this Registration Statement).

99.1‡	The FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (Amended and Restated Effective as of June 3, 2015). (Filed as Appendix A to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 21, 2015 and incorporated herein by reference.)

‡	Compensation Plan
*	Filed herewith

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